As filed with the Securities and Exchange Commission on June 13, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICICI BANK LIMITED
(Exact Name of Registrant as Specified in Its Charter)

VADODARA, GUJARAT, INDIA (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (Translation of Registrant’s name into English)	Not Applicable (I.R.S. Employer Identification Number)
ICICI Bank Towers
Bandra-Kurla Complex
Mumbai 400051, India
Tel: 011-91-22-2653-1414
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Mr. G.V.S. Ramesh
Joint General Manager, ICICI Bank
New York Representative Office
500 Fifth Avenue, Suite 2830
New York, New York 10110
Tel: (646) 827-8448

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Margaret E. Tahyar, Esq.	Michael W. Sturrock, Esq.
Davis Polk & Wardwell	Latham & Watkins LLP
121, avenue des Champs-Elysées	(prior to June 29, 2007)	(from June 30, 2007)
75008 Paris	80 Raffles Place	9 Raffles Place
France	#14—20 UOB Plaza 2	#42-01 Republic Plaza
Tel. No.: 011-33-1-56-59-36-70	Singapore 048624	Singapore 048619
	Tel. No.: 011-65-6536-1161	Tel. No.: 011-65-6536-1161
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Aggregate Price Per	Aggregate Offering	Amount Of
Title Of Securities To Be Registered(1)(3)	Amount to be Registered(2)(3)	Unit(2)(3)	Price(2)(3)	Registration Fee(2)(3)
Equity Shares, par value Rs. 10 per share

(1)	American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the equity shares registered hereby have been registered under a separate registration statement on Form F-6, Registration No. 333- . Each American Depositary Share represents two equity shares.

(2)	An indeterminate aggregate number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $25,525.93 that has already been paid with respect to $1,442,704,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-129753, filed by the Registrant on November 16, 2005, and were not sold thereunder.

(3)	Includes equity shares initially offered and sold outside the United States that may be resold from time to time in the United States as part of the distribution.

ICICI BANK LIMITED

Equity Shares

     We may from time to time offer our equity shares in the form of shares or in the form of American Depositary Shares, or ADSs. Each ADS represents two equity shares.
     Our outstanding ADSs are traded on the New York Stock Exchange under the symbol “IBN.” The last reported sales price of our ADSs on the New York Stock Exchange on June 8, 2007 was US$46.84 per ADS. Our equity shares are traded in India on The Bombay Stock Exchange Limited and the National Stock Exchange of India Limited. The closing price for our equity shares on the National Stock Exchange of India Limited on June 8, 2007 was US$22.13 assuming an exchange rate of Rs. 40.82 per dollar.
     This prospectus describes the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.
     Investing in the securities described herein involves risks. See ''Risk Factors’’ in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ADSs or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement.
     We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.
The date of this prospectus is June 13, 2007

i

ABOUT THIS PROSPECTUS
     You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information About Us.”
     Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to “we”, “our”, “us”, “the Company” and “ICICI Bank” are to ICICI Bank Limited and its consolidated subsidiaries and other consolidated entities. References in this prospectus to “ICICI” are to ICICI Limited prior to its amalgamation with ICICI Bank Limited.
     In this prospectus, references to “US” or “United States” are to the United States of America, its territories and its possessions. References to “India” are to the Republic of India. References to “$” or “US$” or “dollars” or “US dollars” are to the legal currency of the United States and references to “Rs.” or “rupees” or “Indian rupees” are to the legal currency of India. References to a particular “fiscal” year are to our fiscal year ended March 31 of such year.
     Pursuant to the issuance and listing of our securities in the United States under registration statements filed with the United States Securities Exchange Commission, we file annual reports on Form 20-F which must include financial statements prepared under generally accepted accounting principles in the United States (US GAAP) or financial statements prepared according to a comprehensive body of accounting principles with a reconciliation of net income and stockholders’ equity to US GAAP. When we first listed our securities in the United States, Indian GAAP was not considered a comprehensive body of accounting principles under US securities laws and regulations. Accordingly, our annual reports on Form 20-F for fiscal years 2000 through 2005 have included US GAAP financial statements. However, pursuant to a significant expansion of Indian accounting standards, Indian GAAP constitutes a comprehensive body of accounting principles. Accordingly, we have included consolidated financial statements prepared according to Indian GAAP, with a reconciliation of net income and stockholders’ equity to US GAAP and a description of significant differences between Indian GAAP and US GAAP, in our annual reports of fiscal 2006 and fiscal 2007.
     Except as otherwise stated in this prospectus, all translations from Indian rupees to US dollars are based on the noon buying rate in the City of New York on March 30, 2007, for cable transfers in Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York which was Rs. 43.10 per $1.00. No representation is made that the Indian rupee amounts have been, could have been or could be converted into US dollars at such a rate or any other rate. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. On May 31, 2007, the noon buying rate was Rs. 40.36 per $1.00.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS
     We have included statements in this prospectus which contain words or phrases such as “will”, “would”, “aim”, “aimed”, “will likely result”, “is likely”, “are likely”, “believe”, “expect”, “expected to”, “will continue”, “will achieve”, “anticipate”, “estimate”, “estimating”, “intend”, “plan”, “contemplate”, “seek to”, “seeking to”, “trying to”, “target”, “propose to”, “future”, “objective”, “goal”, “project”, “should”, “can”, “could”, “may”, “will pursue”, “our judgment” and similar expressions or variations of such expressions, that are “forward-looking statements”. Actual results may differ materially from those suggested by the forward-looking statements due to certain risks or uncertainties associated with our expectations with respect to, but not limited to, the actual growth in demand for banking and other financial products and services, our ability to successfully implement our strategy, including our use of the Internet and other technology, our rural expansion, our ability to integrate recent or future mergers or acquisitions into our operations, our ability to manage the increased complexity of the risks we face following our rapid international growth, future levels of non-performing and restructured loans, our growth and expansion in domestic and overseas markets, the adequacy of our provisions for credit and investment losses, technological changes, investment income, our ability to market new products, cash flow projections, the outcome of any legal, tax or regulatory proceedings in India and in other jurisdictions we are or become a party to, the future impact of new accounting standards, our ability to pay dividends, the impact of changes in banking regulations and other regulatory changes in India and other jurisdictions on us, including on the assets and liabilities of ICICI, a former financial institution not subject to Indian banking regulations, our ability to roll over our short-term funding sources and our exposure to credit, market and liquidity risks. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual future gains, losses or impact on net interest income and net income could materially differ from those that have been estimated.
     In addition, other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this prospectus include, but are not limited to, the monetary and interest rate policies of India and the other markets in which we operate, natural calamities, general economic, financial or political conditions, instability or uncertainty in India, southeast Asia, or any other country which have a direct or indirect impact on our business activities or investments, caused by any factor including terrorist attacks in India, the United States or elsewhere, anti-terrorist or other attacks by the United States, a United States-led coalition or any other country, tensions between India and Pakistan related to the Kashmir region, military armament or social unrest in any part of India, inflation, deflation, unanticipated turbulence in interest rates, changes or volatility in the value of the rupee, foreign exchange rates, equity prices or other market rates or prices, the performance of the financial markets in general, changes in domestic and foreign laws, regulations and taxes, changes in the competitive and pricing environment in India, and general or regional changes in asset valuations. For a further discussion on the factors that could cause actual results to differ, see the discussion under “Risk Factors” included elsewhere in this prospectus.

OUR COMPANY
     You should read the following information together with the risk factors and the more detailed information about us and our financial results included elsewhere in this prospectus or incorporated by reference. See “Incorporation of Documents by Reference.”
Overview
     We offer products and services in the areas of commercial banking to retail and corporate customers (both domestic and international), treasury and investment banking and other products like insurance and asset management. In fiscal 2007, we made a net profit of Rs. 27.6 billion (US$640 million) compared to a net profit of Rs. 24.2 billion (US$562 million) in fiscal 2006. At year-end fiscal 2007, we had assets of Rs. 3,943.3 billion (US$91.5 billion) and a net worth of Rs. 239.6 billion (US$5.6 billion). At year-end fiscal 2007, ICICI Bank was the second-largest bank in India and the largest bank in the private sector in terms of total assets. At May 15, 2007, ICICI Bank had the largest market capitalisation among all banks in India.
     Our commercial banking operations for retail customers consist of retail lending and deposits, private banking, distribution of third party investment products and other fee-based products and services, as well as issuance of unsecured redeemable bonds. We provide a range of commercial banking and project finance products and services, including loan products, fee and commission-based products and services, deposits and foreign exchange and derivatives products to India’s leading corporations, growth-oriented middle market companies and small and medium enterprises. In addition to foreign exchange and derivatives products for our customers, our treasury operations include maintenance and management of regulatory reserves and proprietary trading in equity and fixed income. We also offer agricultural and rural banking products. ICICI Securities and ICICI Securities Primary Dealership are engaged in equity underwriting and brokerage and primary dealership in government securities respectively. ICICI Securities owns ICICIDirect.com, an online brokerage platform. Our venture capital and private equity fund management subsidiary, ICICI Venture Funds Management Company manages funds. We provide a wide range of life and general insurance and asset management products and services, respectively, through our subsidiaries ICICI Prudential Life Insurance Company Limited, ICICI Lombard General Insurance Company Limited and ICICI Prudential Asset Management Company Limited. According to data published by the Insurance Regulatory and Development Authority of India, ICICI Prudential Life Insurance Company had a retail market share of about 28% in new business written (on weighted received premium basis) by private sector life insurance companies and about 9.9% in new business written (on weighted received premium basis) by all life insurance companies in India during fiscal 2007. According to data published by the Insurance Regulatory and Development Authority of India, ICICI Lombard General Insurance Company Limited had a market share of about 34% in gross written premium among the private sector general insurance companies and 12% among all general insurance companies in India during fiscal 2007. ICICI Prudential Life Insurance Company and ICICI Lombard General Insurance Company were the market leaders among private sector life and general insurance companies respectively in fiscal 2007. According to data published by the Association of Mutual Funds in India, ICICI Prudential Asset Management Company Limited was among the top two mutual funds in India in terms of total funds under management at April 30, 2007 with a market share of over 12%. We cross-sell the products of our insurance and asset management subsidiaries to our customers.
     We believe that the international markets present a growth opportunity and have, therefore, expanded the range of our commercial banking products to international customers. We currently have subsidiaries in the United Kingdom, Canada and Russia, branches in Singapore, Dubai, Sri Lanka, Hong Kong, Bahrain and Qatar and representative offices in the United States, China, United Arab Emirates, Bangladesh, South Africa, Malaysia, Thailand and Indonesia. Our subsidiary in the United Kingdom has established a branch in Antwerp, Belgium and has received regulatory approvals to establish a branch in Frankfurt, Germany.
     We deliver our products and services through a variety of channels, ranging from bank branches and ATMs to call centers and the Internet. At year-end fiscal 2007, we had a network of 710 branches, 45 extension counters and 3,271 ATMs across several Indian states. The Sangli Bank Limited, an unlisted private sector bank with over 190 branches and extension counters merged with us effective April 19, 2007.

Strategy
     Our objective is to enhance our position as a premier provider of banking and other financial services in India and to leverage our competencies in financial services and technology to develop an international business franchise.
     The key elements of our business strategy are to:
•	focus on quality growth opportunities by:
•	maintaining and enhancing our strong retail franchise;

•	maintaining and enhancing our strong corporate franchise;

•	building an international presence;

•	building a rural banking franchise; and

•	strengthening our insurance and asset management businesses;
•	emphasize conservative risk management practices and enhance asset quality;

•	use technology for competitive advantage; and

•	attract and retain talented professionals.

     ICICI Bank’s legal name is ICICI Bank Limited but we are known commercially as ICICI Bank. ICICI Bank was incorporated on January 5, 1994 under the laws of India as a limited liability corporation. The duration of ICICI Bank is unlimited. Our principal corporate office is located at ICICI Bank Towers, Bandra-Kurla Complex, Mumbai 400051, India, our telephone number is +91 22 2653 1414 and our website address is www.icicibank.com. The contents of our website are not incorporated in this annual report. Our agent for service of process in the United States is Mr. G.V.S Ramesh, Joint General Manager, ICICI Bank Limited, New York Representative Office, 500 Fifth Avenue, Suite 2830, New York, New York 10110. The information on our website is not a part of this prospectus.

USE OF PROCEEDS
     Except as may be described otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities by us for future asset growth and compliance with regulatory requirements and other general corporate purposes.

DESCRIPTION OF EQUITY SHARES
     For a description of our equity shares, see the section “Description of Equity Shares” in the Preliminary Prospectus contained in our registration statement on Form F-1 filed on March 27, 2000 (File No. 333-30132) which is incorporated by reference in this prospectus (see “Incorporation of Documents by Reference”).

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
     Deutsche Bank Trust Company Americas, as depositary, will issue the ADRs evidencing the ADSs. Each ADS will represent an ownership interest in two equity shares. The equity shares will be deposited with us, as custodian. Our office, as custodian, is located at Empire Complex, Senapati Bapat Marg, Lower Parel, Mumbai 400013, India. The depositary’s principal executive office is located at 60 Wall Street, New York, New York 10005.
     You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. The section “Description of the American Depositary Shares,” which is incorporated by reference in this prospectus (see “Incorporation of Documents by Reference”) assumes that you hold your ADSs directly. If you hold the ADSs indirectly, you will hold your ADSs through The Depository Trust Company (“DTC”) and you must rely on the procedures of your brokers or other financial institutions to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant’s accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Euroclear and Clearstream Banking are direct participants. DTC’s book entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., The American Stock Exchange, LLC and the National Association of Securities Dealers, Inc.
     It is DTC’s current practice, upon receipt of any cash payment, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the ADSs as shown on DTC’s records. Payments by participants to holders of beneficial interests in the ADSs and voting by participants will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in “street name”. Disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the holders of beneficial interests in the ADSs will be the responsibility of direct and indirect participants.
     As the depositary will actually be the legal owner of the equity shares, you must rely on it to exercise the rights of a shareholder. The obligations of the depositary are set out in a deposit agreement among Deutsche Bank Trust Company Americas, you, as an ADS holder, and us. The deposit agreement and the ADSs are generally governed by New York law.
     The section “Description of the American Depositary Shares,” which is incorporated by reference in this prospectus (see “Incorporation of Documents by Reference”) contains a summary of the material provisions of the deposit agreement. As it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the ADR. Copies of the deposit agreement and the form of ADR will be available for inspection at the Corporate Trust Office of the depositary and at the office of the custodian set forth above.
Voting Rights
     You will have no voting rights with respect to the deposited equity shares. The depositary will exercise voting rights in respect of the deposited equity shares as directed by our board of directors. However, under the Banking Regulation Act, no person holding shares in a banking company can exercise more than 10.0% of the company’s total voting power. As a result, the depositary, which owned approximately 24.95% of our equity shares as of June 8, 2007, can vote only 10.0% of our equity shares. The depositary will not, under any circumstances, be obliged to exercise any discretion in relation to the exercise or non-exercise of voting rights.
     Equity shares which have been withdrawn from the depositary facility and transferred on our register of shareholders to a person other than the depositary or its nominee may be voted by that person. However, you may not receive sufficient advance notice of shareholder meetings to enable you to withdraw the underlying equity shares and vote at such meetings.
     Notwithstanding the foregoing, if a foreign institutional investor, non-resident Indian or overseas corporate body were to withdraw its equity shares from the depositary facility, its investment in the equity shares would be subject to the general restrictions on foreign ownership noted under “Restriction on Foreign Ownership of Indian Securities” in our annual report on Form 20-F for the fiscal year ended March 31, 2007 filed on June 11, 2007, as amended by Form 20-F/A filed on June 13, 2007, which is incorporated by reference in this prospectus.

GOVERNMENT OF INDIA APPROVALS
     The equity shares underlying the ADS offered under an offering shall be held for the holders of the ADS by Deutsche Bank Trust Company Americas and we shall seek the Reserve Bank of India’s acknowledgement for the shareholding of the depositary in excess of 5% of our paid-up equity share capital, as required by the Reserve Bank of India’s guidelines.
     The Ministry of Finance of the Government of India has issued guidelines for the issuance of American Depositary Receipts by Indian companies, such as us, which require that the price at which American Depositary Receipts are issued not be lower than the product of (a) the number of equity shares represented by each American Depositary Receipt and (b) the higher of (i) the average of the weekly high and low price of our equity shares for the six months preceding the date 30 days prior to the date on which shareholder approval for the issuance is obtained; and (ii) the average of the weekly high and low price of our equity shares for the two weeks preceding the date 30 days prior to the date on which shareholder approval for the issuance is obtained. The Ministry of Finance has exempted from these guidelines issuances of American Depositary Receipts made simultaneously with or within 30 days after issuance of shares in the Indian market by the issuer, where the American Depositary Receipts are priced at or above the domestic issue price in India.
     See “Restriction on Foreign Ownership of Indian Securities” in our annual report on Form 20-F for the fiscal year ended March 31, 2007 filed on June 11, 2007, as amended by Form 20-F/A filed on June 13, 2007, which is incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
     We may sell the shares, including shares represented by ADSs, from time to time as follows:
•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
     Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be ''underwriters’’ as that term is defined in the U.S. Securities Act of 1933, as amended (the “Securities Act”).
     From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be ''underwriters’’ as that term is defined in the Securities Act, may then resell those securities to the public.
     We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
     In connection with an offering, the underwriters, including any affiliate of ours that is acting as an underwriter or prospective underwriter, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities in connection with an offering.
     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
     As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
     The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ICICI Bank and its subsidiaries.
     In addition, we expect to offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.
     If so indicated in the applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
     Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS
     In any offering of securities in respect of which this prospectus is being delivered, certain US legal matters will be passed upon for us by Davis Polk & Wardwell, our US counsel, and for the underwriters by Latham & Watkins LLP, US counsel to the underwriters. The validity of the securities in respect of which this prospectus is being delivered and certain other Indian legal matters will be passed upon by Amarchand & Mangaldas & Suresh A. Shroff & Co., our Indian counsel, and by Khaitan & Co., Indian counsel to the underwriters. Davis Polk & Wardwell may rely upon Amarchand & Mangaldas & Suresh A. Shroff & Co. and Latham & Watkins LLP may rely upon Khaitan & Co. with respect to all matters of Indian law.

EXPERTS
     The consolidated balance sheets of the ICICI Bank Limited and subsidiaries (‘the Company’) as of March 31, 2007 and 2006 and the related consolidated profit and loss accounts and consolidated cash flow statements for each of the years in the three-year period ended March 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
     We will furnish to you, through the depositary, English language versions of any reports, notices and other communications that we generally transmit to holders of our equity shares.
     We are subject to the registration requirements of the Securities Exchange Act of 1934, as amended and, in accordance with this Act, we file annual reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, NE Washington, DC 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE Washington, DC 20549, at prescribed rates. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
     We incorporate by reference the documents listed below:
•	The sections “Description of Equity Shares” and “Description of the American Depositary Shares” of the Preliminary Prospectus contained in our registration statement on Form F-1 filed on March 27, 2000 (File No. 333-30132);

•	Our annual report on Form 20-F for the fiscal year ended March 31, 2007 filed on June 11, 2007, as amended by Form 20-F/A filed on June 13, 2007.

•	With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
     Our annual report on Form 20-F for the fiscal year ended March 31, 2007 filed on June 11, 2007, as amended by Form 20-F/A filed on June 13, 2007, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with Indian GAAP.
     Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Mr. Rakesh Jha or Mr. Rupesh Kumar
ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex
Mumbai 400051
India
Tel. No.: 011-91-22-2653-6157
Tel. No.: 011-91-22-2653-7126
     You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
     Under Section 201 of the Indian Companies Act, 1956, a company is prohibited from indemnifying any officer of the company or any person employed by the company as an auditor against any liability which, by virtue of any rule of law, would otherwise attach to him in respect of any negligence, default, misfeasance, or breach of duty of which he may be guilty in relation to ICICI Bank.
     Article 215 of ICICI Bank’s Articles of Association provides that the directors and officers of ICICI Bank shall be indemnified by ICICI Bank against all costs, losses and expenses which any director or officer may incur or become liable for by reason of any contract entered into or act done by him in his capacity as director or officer, including any liability incurred by him in defending any proceeding brought against directors and officers in their capacity if the indemnified director or officer receives judgment in his favor or is acquitted in such proceeding.
     The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of ICICI Bank and its directors and officers.
     ICICI Bank has obtained directors and officers insurance providing indemnification for certain of our directors, officers or employees for certain liabilities.

Item 9. Exhibits

Exhibit
Number	Description of Document
1.1[1]	Form of Underwriting Agreement.

4.1[2]
Form of Deposit Agreement among ICICI Bank, Deutsche Bank and the holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt).

4.2[3]	Letter Agreements dated February 19, 2002 and April 1, 2002 amending and supplementing the Deposit Agreement.

4.3[4]	Letter Agreement dated March 8, 2005 amending and supplementing the Deposit Agreement.

4.4[5]	ICICI Bank’s Specimen Certificate for Equity Shares.

5.1	Opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co.

23.1	Consent of KPMG, independent registered public accounting firm.

23.2	Consent of Amarchand & Mangaldas & Suresh A. Shroff & Co. (included in Exhibit 5.1).

23.3	Consent of Davis Polk & Wardwell.

[1]	To be filed as an exhibit to Form 6-K and incorporated by reference.

[2]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Form F-6 (File No. 333-11504), filed on February 18, 2000.

[3]	Incorporated herein by reference to ICICI Bank’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002 filed on September 30, 2002.

[4]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Amendment No. 1 to Form F-3 (File No. 333-121664), filed on March 10, 2005.

[5]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Form F-1 (File No. 333-30132), filed on February 11, 2000.

Item 10. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ''Calculation of Registration Fee’’ table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, ICICI Bank Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mumbai, India on June 13, 2007.

ICICI Bank Limited
By:	/s/ Jyotin Mehta
	Name:	Mr. Jyotin Mehta
	Title:	General Manager and Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman
Mr. Narayanan Vaghul

Non-Executive Director
Mr. Sridar Iyengar

/s/ Ram Kishore Joshi	Non-Executive Director	June 13, 2007
Mr. Ram Kishore Joshi

Mr. Lakshmi Niwas Mittal	Non-Executive Director

/s/ Narendra Murkumbi	Non-Executive Director	June 13, 2007
Mr. Narendra Murkumbi

Non-Executive Director
Mr. Anupam Pradip Puri

Mr. Vinod Rai	Non-Executive Director

/s/ Mahendra Kumar Sharma	Non-Executive Director	June 13, 2007
Mr. Mahendra Kumar Sharma

Non-Executive Director
Mr. Priya Mohan Sinha

/s/ T. S. Vijayan	Non-Executive Director	June 13, 2007
Mr. T. S. Vijayan

Non-Executive Director
Prof. Marti Gurunath Subrahmanyam

Non-Executive Director
Mr. V. Prem Watsa

/s/ Kundapur Vaman Kamath	Managing Director & Chief Executive Officer	June 13, 2007
Mr. Kundapur Vaman Kamath

/s/ Chandra Kochhar	Deputy Managing Director	June 13, 2007
Ms. Chandra Kochhar

/s/ Nachiket Mor	Deputy Managing Director	June 13, 2007
Dr. Nachiket Mor

Signature	Title	Date

/s/ Madhabi Puri-Buch	Executive Director	June 13, 2007
Ms. Madhabi Puri-Buch

/s/ V. Vaidyanathan	Executive Director	June 13, 2007
Mr. V. Vaidyanathan

/s/ Vishakha Mulye	Group Chief Financial Officer	June 13, 2007
Ms. Vishakha Mulye

Authorized Representative

/s/ G. V. S. Ramesh Mr. G.V.S. Ramesh, as duly		June 13, 2007
authorized representative of
ICICI Bank Limited in the
United States.

2

Exhibit
Number	Description of Document
1.1[1]	Form of Underwriting Agreement.

4.1[2]
Form of Deposit Agreement among ICICI Bank, Deutsche Bank and the holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt).

4.2[3]	Letter Agreements dated February 19, 2002 and April 1, 2002 amending and supplementing the Deposit Agreement.

4.3[4]	Letter Agreement dated March 8, 2005 amending and supplementing the Deposit Agreement.

4.4[5]	ICICI Bank’s Specimen Certificate for Equity Shares.

5.1	Opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co.

23.1	Consent of KPMG, independent registered public accounting firm.

23.2	Consent of Amarchand & Mangaldas & Suresh A. Shroff & Co. (included in Exhibit 5.1).

23.3	Consent of Davis Polk & Wardwell.

[1]	To be filed as an exhibit to Form 6-K and incorporated by reference.

[2]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Form F-6 (File No. 333-11504), filed on February 18, 2000.

[3]	Incorporated herein by reference to ICICI Bank’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002 filed on September 30, 2002.

[4]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Amendment No. 1 to Form F-3 (File No. 333-121664), filed on March 10, 2005.

[5]	Incorporated herein by reference to ICICI Bank’s Registration Statement on Form F-1 (File No. 333-30132), filed on February 11, 2000.